For the fiscal year ended November 30, 2008
File number 811-03264
Dryden Government Securities Trust

                        SUB-ITEM 77C
     Submission of Matters to a Vote of Security Holders

Supplemental Proxy Information (Unaudited)

A Special Meeting of Shareholders of Dryden Government
Securities Trust was held on August 15, 2008.  At the
Meeting held on August 15, 2008, Shareholders elected
Members of the Fund's Board of Trustees, as set forth below:


David E.A Carson:
Affirmative:   127,667,748.42
Withhold: 3,055,566.69

Robert E. La Blanc:
Affirmative:   127,676,272.48
Withhold: 3,057,156.68

Douglas H. McCorkindale:
Affirmative:   127,631,002.92
Withhold: 3,102,426.24

Linda W. Bynoe:
Affirmative:   127,667,748.42
Withhold: 3,065,566.69

Richard A. Redeker:
Affirmative:   127,665,173.21
Withhold: 3,068,255.95

Robin B. Smith:
Affirmative:   127,663,073.03
Withhold: 3,070,356.13

Stephen G. Stoneburn
Affirmative:   127,664,431.53
Withhold: 3,068,997.63

Stephen P. Munn
Affirmative:   127,435,032.16
Withhold: 3,298,397.00

Judy A. Rice
Affirmative:   127,674,714.68
Withhold: 3,058,714.48

Robert F. Gunia
Affirmative:   127,685,006.57
Withhold: 3,048,422.59

Kevin J. Bannon
Affirmative:   127,414,847.11
Withhold: 3,318,582.05

Michael S. Hyland
Affirmative:   127,309,494.21
Withhold: 3,423,934.95